UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021

HECLA MINING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of principal executive offices) (Zip Code)

(208) 769-4100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2021, the Company announced the Board of Directors (“Board”) of Hecla Mining Company (the “Company”) had increased the size of the Board, and appointed Alice Wong as a Class I director (standing for election in 2023), to fill the resulting vacancy, effective February 26, 2021. Ms. Wong was also appointed to serve on the Audit and Health, Safety, Environmental and Technical Committees. She will be eligible to receive standard director and committee fees, and to receive grants under the Company’s Stock Plan for Nonemployee Directors, all as described under the caption “Compensation of Non-Management Directors” in the Company’s proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 9, 2020. The news release is attached hereto as Exhibit 99.1 to this Form 8-K.

There are no arrangements or understandings between Ms. Wong and any other person pursuant to which she was appointed to the Board, and there are no relationships between Ms. Wong and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Ms. Wong has been the Senior Vice President and Chief Corporate Officer of Cameco Corporation (a leading supplier of uranium refining, conversion, and fuel manufacturing services) since July 2011. Prior to that, she was Vice President – Safety, Health, Environment, Quality and Regulatory Relations at Cameco, from 2008 to 2011, and as Vice President – Investor, Corporate and Government Relations at Cameco, from 2005 to 2008.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective on February 26, 2021, the Board of the Company amended the Company’s Bylaws as follows: (i) added clarifying language to the voting standards and availability of shareholder list in Article II, Section 2, including to account for virtual annual meetings of shareholders, (ii) added clarifying language to Article II, Section 3 regarding quorum requirements for separate classes or series of voting securities, (iii) revised Article II, Section 5 and Article V, Section 9 to clarify notices to shareholders may be sent via electronic mail as allowed by the Delaware General Corporation Law, and (iv) in Article III, Section 7(C), changed the name of the Board’s Corporate Governance and Directors Nominating Committee to Governance and Social Responsibility Committee. A copy of the Company’s Bylaws, as amended, is attached hereto as Exhibit 3.2 and incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

In the news release included herein as Exhibit 99.1, the Company announced it has released its first webcast in a series that will provide additional information on the Company, silver, and the industry. The webcast is available on the Company’s website at www.hecla-mining.com and various social media platforms. The information contained in item 7.01 of this Form 8-K shall be deemed furnished, not filed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.2	Bylaws of Hecla Mining Company, as amended February 26, 2021.*

99.1	News Release, dated March 1, 2021.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: March 1, 2021